Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES

RELATING TO EXCHANGE ACT FILINGS

I, Jeffery R. Gardner, Chief Financial Officer of ALLTEL Corporation, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of ALLTEL Corporation, and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the audit committee of the board of directors of ALLTEL Corporation.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  The Annual Report on Form 10-K of ALLTEL Corporation for the year ended December 31, 2001;
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of ALLTEL Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and
  any amendments to any of the foregoing.

/s/ Jeffery R. Gardner	Subscribed and sworn to
Jeffery R. Gardner	before me this 12th day of
August 12, 2002	August 2002.

/s/ Anjse P. Dean
Notary Public

My Commission Expires: 3-15-11